Turner, Stone & Company
                          Certified Public Accountants
                   A Registered Limited Liability Partnership
                       12700 Park Central Dr., Suite 1610
                                Dallas, TX 75251
                            Telephone (972) 239-1660
                            Facsimile (972) 239-1665
                              www.turnerstone.com

                                                        Member
         Member                                  American Institute of
      Texas Society                          Certified Public Accountants
Certified Public Accountants                            and Its
                                          Private Companies Practice Section
                                                  SEC Practice Section

The Board of Directors and Stockholders
21st Century Technologies, Inc.
    and Subsidiaries
Haltom City, Texas

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 11, 2003 on our audit of the consolidated financial statements of 21st Century Technologies, Inc. as of December 31, 2002 and for the year then ended.

/s/ Turner, Stone & Co., LLP

Turner, Stone & Co., LLP
Certified Public Accountants
Dallas, Texas
June 23, 2003